ANSYS, Inc. Announces 2-for-1 Stock Split

      SOUTHPOINTE, Pa., May 14 /PRNewswire-FirstCall/ -- ANSYS, Inc. (Nasdaq:
ANSS), the global innovator of simulation software and technologies designed to optimize product development processes, announced today that its Board of Directors has approved a 2-for-1 stock split of the Company's common shares. The stock split will be in the form of a stock dividend to be distributed on June 4, 2007 to holders of record at the close of business on May 25, 2007. Stockholders of record will be issued one additional share of common stock for every share of common stock held. ANSYS currently has approximately 38.8 million shares of common stock issued and outstanding. The number will increase to approximately
77.6 million shares as a result of the stock split.

      Jim Cashman, ANSYS President and CEO, stated, "Today's announcement of a stock split is indicative of the Board of Director's and management's confidence in the Company's current business momentum, combined with the long-term opportunities that lie ahead. This split is designed to further improve our overall trading liquidity by making our shares more accessible to institutions and individual stockholders."

      About ANSYS, Inc.
      ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. The Company focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost-conscious product development, from design concept to final-stage testing and validation. The Company and its global network of channel partners provide sales, support and training for customers. Headquartered in Canonsburg, Pennsylvania, U.S.A., with more than 40 strategic sales locations throughout the world, ANSYS, Inc. and its subsidiaries employ approximately 1,400 people and distribute ANSYS products through a network of channel partners in over 40 countries. Visit www.ansys.com for more information.
      ANSYS, ANSYS Workbench, AUTODYN, CFX, FLUENT and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries. All other brand, product, service and feature names or trademarks are the property of their respective owners.

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      Certain statements contained in the press release regarding matters that are not historical facts, including statements regarding the Board of Director's and management's confidence in the Company's current business momentum, the Company's long-term opportunities, and future improvements in trading liquidity and accessibility of the Company's shares, are "forward- looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties, including but not limited to, the risk of a general economic downturn in one or more of the Company's primary geographic regions, the risk that the assumptions underlying the Company's anticipated revenues and expenditures will change or prove inaccurate, the risk that the Company has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for the Company's products and services in future periods, the risk that the Company has overestimated the strength of the demand among its customers for its products and services, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that the Company's operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company's products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers and regional economies, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2006 Annual Report and Form 10-K and the most recent quarterly report on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

SOURCE  ANSYS, Inc.
    -0-                             05/14/2007
    /CONTACT: Investors: Lisa O'Connor, +1-724-514-1782, lisa.oconnor@ansys.com, or Media: Kelly Wall, +1-724-514-3076, kelly.wall@ansys.com, both of ANSYS, Inc./
    /Web site:  http://www.ansys.com /